                                                                Exhibit 6(b)







                                   By-Laws

                                      of

                        Delta Life and Annuity Company

                TABLE OF CONTENTS OF AMENDED AND RESTATED BYLAWS

                                       OF

                         DELTA LIFE AND ANNUITY COMPANY


I.               OFFICES AND REGISTERED AGENTS
         Section  1.              Principal Office                                            Page   1
         Section  2.              Registered Agent                                            Page   1


II.              MEETINGS OF STOCKHOLDERS

         Section  1.              Meeting                                                     Page   1
         Section  2.              Annual Meetings                                             Page   1
         Section  3.              Special Meetings                                            Page   1
         Section  4.              Notice of Meetings                                          Page   2
         Section  5.              Quorum                                                      Page   2
         Section  6.              Meeting Chairman                                            Page   2
         Section  7.              Shareholders Entitled to Vote                               Page   2
         Section  8.              Proxies                                                     Page   3
         Section  9.              Vote Required                                               Page   3
         Section  10.             Action Without a Meeting                                    Page   3



III.             BOARD OF DIRECTORS

         Section  1.              Number of Directors                                         Page   4
         Section  2.              Removal of Directors                                        Page   4
         Section  3.              Filling of Vacancies                                        Page   4
         Section  4.              Powers                                                      Page   4
         Section  5.              Compensation                                                Page   4
         Section  6.              Annual Meetings                                             Page   5
         Section  7.              Special Meetings                                            Page   5
         Section  8.              Notice of Meetings                                          Page   5
         Section  9.              Quorum                                                      Page   5
         Section  10.             Action Without a Meeting                                    Page   5
         Section  11.             Telephone Conference                                        Page   5
         Section  12.             Dissent                                                     Page   6
         Section  13.             Executive Committee                                         Page   6


IV.              OFFICERS

         Section  1.              Appointment                                                 Page   6
         Section  2.              Terms of Office                                             Page   6
         Section  3.              Removal                                                     Page   6
         Section  4.              Duties                                                      Page   7

V.               CAPITAL STOCK
         Section  1.              Certificates                                                Page   7
         Section  2.              Required Signature                                          Page   7
         Section  3.              Notice of Restrictions                                      Page   7
         Section  4.              Reissuance of Certificates                                  Page   7
         Section  5.              Transfer of Shares                                          Page   8
         Section  6.              Endorsement                                                 Page   8


VI.              DIVIDENDS, SURPLUS AND RESERVE

         Section  1.              Dividends                                                   Page   8
         Section  2.              Surplus Distributions                                       Page   8
         Section  3.              Increases of Capital                                        Page   9


VII.             MISCELLANEOUS PROVISIONS

         Section  1.              Corporate Seal                                              Page   9
         Section  2.              Fiscal Year                                                 Page   9
         Section  3.              Financial Statements                                        Page   9


VIII.            AMENDMENTS

         Section  1.              Shareholder Approval                                        Page  10
         Section  2.              Director Approval                                           Page  10


IX.              INDEMNIFICATION

         Section  1.              Indemnification                                             Page   10
         Section  2.              Advance of Costs, Charges
                                  and Expenses                                                Page   11
         Section  3.              Procedure for Indemnification                               Page   11
         Section  4.              Other Rights; Continuation of
                                  Right to Indemnification                                    Page   12
         Section  5.              Insurance                                                   Page   12
         Section  6.              Savings Clause                                              Page   12

                          AMENDED AND RESTATED BYLAWS

                                       OF

                         DELTA LIFE AND ANNUITY COMPANY

                                       I.

                         OFFICES AND REGISTERED AGENTS

Section 1.   Principal Office.     The principal office of this Corporation
shall be that office, within the State of Tennessee designated by the Board of Directors. The Corporation may also have offices in such other places, either within or without the State of Tennessee as the Board of Directors may from time to time appoint, or the business of the Corporation may require.

Section 2.   Registered Agent.      The Corporation has designated and shall
continue to have a registered agent in the State of Tennessee. If the registered agent resigns or is for any reason unable to perform his/her duties, the Corporation shall promptly designate another registered agent. The Corporation may, by Resolution of the Board of Directors, appoint such other agents for the service of process in such other jurisdictions as the Board of Directors may determine.

                                      II.

                            MEETINGS OF SHAREHOLDERS


         Section 1.    Meetings.     Meetings of the shareholders shall be held
within the State of Tennessee, at the principal office of the Corporation.

         Section  2.   Annual Meetings.     Annual meetings of the
shareholders, beginning with the year 1991, shall be held on the first Friday in May of each year, if said date is not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the Board of Directors, for the purpose of electing directors of the Corporation and for the transacting of such other business as may properly come before the meeting.

         Section 3.   Special Meetings.     Special meetings of the
shareholders may be called by the Board of Directors, by the Chairman of the Board, or by the President and shall be called by the Chairman, President, Secretary, or Assistant Secretary at the request in writing of any member of the Board of Directors, or at the request in writing of the holders of record of at least one-third (1/3) of the outstanding shares of the Corporation entitled to vote at the meeting. Each special meeting shall be held at such time as the Board of Directors shall determine, or in the absence of such determination by the Board of Directors, at such time as the person or persons calling or requesting the call of the meeting shall specify in the notice or in the written request.

         Section 4.   Notice of Meetings.       All notices of shareholders'
meetings shall be made in writing, stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, or otherwise giving notice as provided by statute; provided, however, that the shareholders may waive the requirement of notice by written waiver duly executed and filed with the Minutes of the meeting to which it pertains. Notices of meetings shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting and shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his/her address as it appears on the Stock Transfer Books of the Corporation. If delivered personally, such notice shall be given not less than five (5) nor more than sixty (60) days before the date of the meeting. A certificate of the Secretary or the person giving the notice, or of a transfer agent of the Corporation, that the notice required by this Section has been given, in the absence of fraud, shall be prima facie evidence of the facts therein stated.

         Section  5.    Quorum.     At any meeting of the shareholders, as a
prerequisite for the transaction of any business, a quorum shall be present. A quorum shall consist of the holders of record of not less than a majority of the outstanding shares of the Corporation entitled to vote at such meeting, present either in person or by proxy. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any of those present. A meeting may be adjourned, despite the absence of a quorum, by the Chairman of the meeting, or a majority of the shareholders, present in person or by proxy, until holders of the requisite amount of shares shall attend.

         Section  6.    Meeting Chairman.     The Chairman of the Board, or in
his/her absence or inability to serve, the President, or in his/her absence or inability to serve, the Treasurer or Secretary, shall call meetings of the shareholders to order and act as Chairman of such meetings. The shareholders may elect any one of their number to act as Chairman of any meeting in the absence of the aforenamed individuals.

         Section  7.    Shareholders Entitled to Vote.     For the purpose of
determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the Stock Transfer Books shall be closed for a stated period, but not to exceed forty
(40) days. If the Stock Transfer Books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the Stock Transfer Books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten
(10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the Stock Transfer Books are not closed and no record date is fixed for determination of shareholders entitled to notice of or entitled to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, close of business on the day before the date on which notice of the meeting is mailed, or the date on which the Resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         Section  8.    Proxies.     Every shareholder entitled to vote at a
shareholders' meeting, or to express consent or dissent without a meeting, may authorize another person or persons to act for him/her by proxy. Each proxy must be in writing and signed by the shareholder or by his/her attorney in fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Each proxy shall be revocable at the pleasure of the shareholder executing it, and this provision cannot be waived. All proxies must be delivered to the Secretary of the Corporation prior to the opening of the meeting, except for proxies granted after the meeting has opened, which proxies shall be delivered to the Secretary as soon as practicable after execution.

         Section  9.    Vote Required.     When a quorum is present at any
meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the Charter, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section  10.   Action Without a Meeting.     Unless otherwise provided
in the Charter, any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares were present and voted. Prompt notice of the taking of the Corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                      III

                               BOARD OF DIRECTORS

         Section  1.   Number of Directors.     The affairs of this Corporation
shall be managed by a Board of not less than three (3) nor more than fifteen
(15) directors, who shall be elected by the shareholders at the regular meeting for a term of one (1) year until their successors are elected and qualified. The number of directors may be changed by the shareholders or by the Board by amending these Bylaws; provided, that the adoption of such an amendment by the Board of Directors shall require the vote of a majority of the entire Board.
No decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be residents of the State of Tennessee nor shareholders of the Corporation.

         Section  2.   Removal of Directors.     Each director shall serve for
the term of one (1) year and until his/her successor shall have been duly elected and qualified subject, however, to the right of removal, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

         Section  3.   Filling of vacancies.     Newly created directorships
resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason, except the removal of directors without cause, may be filled by a vote of the majority of the directors then in office, although less than a quorum exists, or any such newly created directorships and vacancies occurring in the Board of Directors, for any reason, may be filled by a vote of the shareholders at any meeting of the shareholders, notice of which shall have referred to the proposed election.
Any director elected to fill a vacancy shall be elected to hold office for the unexpired term of his/her predecessor, or, if there is no predecessor, until the next annual meeting of shareholders.

         Section  4.   Powers.     The business of the Corporation shall be
managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section  5.   Compensation.     Unless otherwise restricted by the
Charter or these Bylaws, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum or hourly rate for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section  6.   Annual Meetings.     The annual meeting of the newly
elected Board of Directors may be held- immediately after the annual meeting of shareholders, and at the same place as such annual meeting of shareholders, provided a quorum be present, and no notice of such meeting shall be necessary. In the event such annual meeting of the newly elected Board of Directors is not held at such time and place, the same shall be held as provided otherwise in this Article III.

         Section  7.   Special Meetings.     Special meetings of the Board of
Directors may be called by the Chairman of the Board, or the President, or by any two (2) directors.

         Section  8.   Notice of Meetings.     Notice of each regular or
special meeting of the Board of Directors, except as provided in Section 7, shall be given by the Secretary, or an Assistant Secretary, or by the person or persons calling the meeting. Such notice shall be given to each member of the Board not less than three (3) days before the meeting by depositing the notice in the United States Mail directed to each member of the Board at the address designated by him/her for such purpose, or, not less than one (1) day before the meeting by either delivering the same to each member of the Board of Directors personally, or, delivering it to the address designated by him/her for that purpose. Notice of the meeting need not be given to any director who submits a signed waiver of notice, whether before, at or after the meeting.
The notice of any meeting of the Board of Directors need not specify the purpose or purposes for which the meeting is called, except as otherwise provided in these Bylaws.

         Section  9.   Quorum.     At all meetings of the Board of Directors,
except as otherwise provided by law, the Charter, or by these Bylaws, a quorum shall consist of a majority of the total number of directors then in office.

         Section  10.  Action Without a Meeting.     Directors may take any
action which they are required or permitted to take under the law, the Charter, or these Bylaws, without a meeting, on written consent in one (1) or more counterparts, setting forth the actions so taken signed by all of the persons entitled to vote thereon and included in the Minutes or filed with the Corporate records.

         Section  11.  Telephone Conference.     Unless otherwise restricted
by the Charter or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section  12.  Dissent.     A director who is present at a meeting of
the Board, at which any action is taken, shall be presumed to have concurred in the action, unless his/her dissent thereto shall be entered in the Minutes of the meeting, or unless he/she shall submit his/her written dissent to the person acting as the Secretary of the meeting before the adjournment thereof, or shall deliver or send such dissent to the Secretary of the Corporation promptly after the adjournment of the meeting. Such rights to dissent shall not apply to a director who voted in favor of any such action. A director who is absent from a meeting at which such action is taken shall be presumed to have concurred in the action unless he/she shall deliver or send by registered or certified mail his/her dissent thereto to the Secretary of the Corporation or shall cause such dissent to be filed with the Minutes of the proceedings of the Board within a reasonable time after learning of such action.

         Section  13.  Executive Committee.       The Board of Directors, by
resolution adopted by a majority of the number of directors fixed by the Bylaws, or otherwise, may designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular Minutes of its proceedings and report the same to the Board when required.


                                      IV.

                                    OFFICERS

         Section  1.   Appointment.     The Board of Directors shall annually,
at its first meeting after the annual meeting of shareholders, appoint or elect a Chairman of the Board, a President, one (1) or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may, from time to time, elect or appoint such additional officers as it may determine are necessary. Such additional officers shall have such authority and perform such duties as the Board of Directors prescribes. Any two (2) of the aforementioned offices, may be filled by the same person, except that no one (1) person may be Secretary and also President, but no person shall purport to execute or attest any document or instrument on behalf of the Corporation in more than one (1) capacity.

         Section  2.   Terms of Office.     The officers of the Corporation
shall hold office for one (1) year, or until their successors are chosen and qualified, subject, however, to the removal of any officer pursuant to these Bylaws.

         Section  3.   Removal.     Any officer elected by the Board of
Directors may be removed at any time by the President or by the affirmative vote of the majority of the entire board.

         Section  4.   Duties.     All officers shall have such authority to
perform such duties in the management of the Corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.

                                       V.

                                 CAPITAL STOCK

         Section 1.   Certificates.     The certificates of stock of the
Corporation shall be numbered consecutively and shall be entered on the books of the Corporation as they are issued. Every shareholder shall be entitled to a certificate or certificates of capital stock of the Corporation.

         Section 2.   Required Signature.     Certificates of stock shall be
signed by the Chairman of the Board or the President and the countersigned by the Secretary. If the certificate is countersigned by a transfer agent or registered by a registrar other than an officer of employee of the Corporation, the signature and countersignature of the Corporation officers may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates is issued, it may be issued by the Corporation with the same effect as if he/she were such officer at the date of its issuance.

         Section  3.   Notice of Restrictions.    Each certificate of stock
which is restricted or limited as to its transferability of voting rights, or which is callable under the Charter, which is preferred or limited as to dividends or rights upon voluntary or involuntary dissolution, shall have a notice of such restriction, limitation or preference conspicuously stated on the face or back of the certificate. Upon the removal or expiration of any such restriction or limitation, the holder of such certificate shall be entitled to receive a new certificate upon the surrender of the old restricted or limited certificate and the payment of the reasonable expenses of the Corporation incurred in connection therewith.

         Section  4.   Reissuance of Certificates.     The Corporation shall
issue a new stock certificate in the place of any certificate previously issued where the holder of record of the certificate:

         A. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;

         B. Satisfies any other reasonable requirements imposed by the Corporation.


          Section 5.   Transfer of Shares.     The Corporation shall register a
transfer of a stock certificate presented to it for transfer if:

         A. The certificate is endorsed by the appropriate person or persons;

         B. The signature of the appropriate person or persons has been guaranteed by a national banking association, a bank organized and operating under the statutes of the State of Tennessee, or a member of the National Association of Security Dealers, and reasonable assurance is given that the endorsements are effective, unless the Secretary of the Corporation waives such requirements;

         C. The Corporation has no duty to inquire into adverse claims or has discharged any such duties;

         D. There has been compliance with any applicable law relating to the collection of taxes; and

         E. The transfer is in fact rightful or is to a bona fide purchaser.

         Section 6.   Endorsement.     An endorsement of the stock certificate
in registered form is made when an appropriate person signs on it or on a separate document an assignment or transfer of it, or a power to assign or transfer it, or when the signature of this person is written without more upon the back of the certificate. An endorsement may be in blank, which includes an endorsement to bearer, or special, which specifies the person to whom the stock is to be transferred, or who has the power to transfer it. The Corporation may elect to require reasonable assurance beyond that specified in this Section.

                                      VI.

                         DIVIDENDS, SURPLUS AND RESERVE

         Section 1.   Dividends.     The Board of Directors may, from time to
time, declare and the Corporation may pay, dividends on its outstanding shares in cash, property or its own shares, except where the declaration and payment would violate applicable law.

         Section 2..   Surplus Distributions.     The Board of Directors may
distribute to the shareholders of the Corporation out of surplus, a portion of its assets, in cash or property, subject to the following provisions:

         A. No such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent;

         B. No such distribution shall be made unless such distribution is authorized by the affirmative vote of the holders of the majority of all of the outstanding shares of stock entitled to vote thereon;

         C. No such distribution shall be made to the holders of any class of shares unless all cumulative dividends accrued on all preferred or special class(es) of shares entitled to preferential dividends shall have been fully paid;

         D. No such distribution shall be made to the holders of any class of shares which would reduce the remaining net assets of the Corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the Corporation in the event of liquidation;

         E. No such distribution shall be made, except in compliance with applicable law.

         Section 3.   Increases of Capital.     The capital of the Corporation
may be increased from time to time by Resolution of the Board, directing that all or part of the surplus of the Corporation be transferred to capital. The Board of Directors may, by Resolution, apply any part of the capital of the Corporation to the reduction or elimination of any deficit arising from losses however incurred; provided, however, that the surplus has first been exhausted by charging such losses to surplus and then only to the extent that such losses exceed the surplus. Each such application of capital shall, to the extent thereof, effect a reduction of capital, but it may not be reduced below the minimum amount required by law, nor in a manner inconsistent with applicable law.

                                      VII.

                            MISCELLANEOUS PROVISIONS

         Section 1.   Corporate Seal.     The Corporation shall have a
corporate seal. The presence or absence of a seal on any instrument shall not affect the character, or validity, or legal effect thereof in any respect. The affixing of a seal shall not be necessary for the execution of any instrument or document by the Corporation unless required by law.

         Section 2.   Fiscal Year.     The fiscal year of the Corporation shall
end December 31 of each year, unless otherwise fixed by Resolution of the Board of Directors.

         Section 3.   Financial Statements.     The Board of Directors shall
cause a true statement of the assets and liabilities of this Corporation as of the close of each fiscal year and of the results of its operations and of the changes in surplus for such fiscal year, all in reasonable detail, to be made and filed at the principal office of the Corporation in this state, within four
(4) months after the end of such fiscal year, and there kept available for a period of at least ten (10) years for inspection on request by any shareholder. The officers of the Corporation shall mail or otherwise deliver a copy of the latest of such statement to any such shareholder upon his/her written request therefore.

                                     VIII.

                                   AMENDMENTS

         Section 1.   Shareholder Approval.      These Bylaws may be amended by
a vote of a majority of all of the stock issued and outstanding entitled to vote at any regular or special meeting of the shareholders, provided notice of intention to amend shall have been contained in the notice of any special meeting for that purpose.

         Section 2.   Director Approval.     The Board of Directors may, by a
majority vote of the entire Board, at any regular meeting, or at any duly called special meeting, amend these Bylaws, including Bylaws adopted by the shareholders; provided, that the shareholders may from time to time specify particular provision of these Bylaws which shall not be amended by the Board of Directors.


                                      IX.

                                INDEMNIFICATION

         Section 1.   Indemnification.     To the full extent permitted by the
applicable laws of the State of Tennessee, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions or suits by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he/she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him/her or on his/her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he/she acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in, or not opposed to, the best interest of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

         Section 2.   Advance of-Costs, Charges and Expenses.     Costs,
charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate; Provided, however, that the payment of such costs, charges and expenses incurred by such person in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by of on behalf of such person to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. The Board of Directors may, in the manner set forth above, and upon approval of such director, officer or employee of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         Section  3.   Procedure for Indemnification.     Any indemnification
under Section I or advance of costs, charges and expenses under Section 2 of this Article, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director, officer or employee. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer or employee in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person's costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action may be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 2 of this

Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in
Section 1 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in Section I of the Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 4. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office or while employed by the Corporation, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Tennessee Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer or employee, or the obligation of the Corporation arising hereunder.

         Section 5.   Insurance.     The Corporation may purchase and maintain
insurance on behalf of any person who is or was or has agreed to become a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her or on his/her behalf in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of this Article, provider that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

         Section 6.   Savings Clause.     If this Article or any portion hereof
shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation may nevertheless indemnify each director, officer and employee of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

The preceding paragraph shall be deemed to be a contract between the Corporation and each director, officer and employee of the Corporation who serves in such capacity at any time while this section and the relevant provisions law are in effect, and any repeal or modification of this section or such provisions of law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing as it relates to any action or preceding theretofore of thereafter brought or threatened based in whole or in part upon such state of facts; provided, however, that the right of indemnification provided in this section shall not be deemed exclusive of any other rights to which any person may now be or hereafter become entitled apart from this section.

Duly adopted by Resolution May 4, 1990.


                                        /s/ Bettye S. Adams
                                        -----------------------------------
                                            Secretary

                            MEMORANDUM OF ACTION BY
                              SOLE SHAREHOLDER OF
                         DELTA LIFE AND ANNUITY COMPANY

         The undersigned, being all of the directors of DELTA LIFE CORPORATION, a Delaware corporation (the "corporation'), acting on behalf of the corporation in its capacity of sole shareholder of Delta Life and Annuity Company (sometimes "Delta Life'), do hereby take, consent to and vote all of the issued and outstanding shares of Delta Life in favor of, the following action by unanimous written consent without a meeting of the shareholder of Delta Life and do hereby waive any required notice with respect thereto

                 RESOLVED that Article II, Section 2 of the bylaws of Delta Life is deleted and the following substituted therefore:

                          Section 2.   Annual Meetings.      Annual meetings
                 of the shareholders, beginning with the year 1991, shall be hold on the second Friday in May of each year, if said date is not a legal holiday, and if a legal holiday then on the next secular day following, or at such other date and time as shall be designated from time to time by the board of directors. At such meeting the shareholders shall elect the directors of the corporation and transact such other business as may properly come before the meeting; provided, however, directors may also be elected at any duly convened special meeting of the shareholders.

                 RESOLVED FURTHER, that this corporation as the sole Shareholder of Delta Life hereby elects Robert Fogelman to serve on the board of directors of Delta Life and Annuity Company and to serve on its investment committee.

         In witness hereof, the following directors have signed this consent to be effective as of the 8th day of November, 1991.


Robert H. Wallace, Jr.                          Robert L. Cox

Clayton D. Smith                                William D. Callaghan

R. Brad Martin                                  J. Tucker Morse

                                                William B. Rudner

                            SECRETARY'S CERTIFICATE



         I, Bettye S. Adams, do hereby certify that I am the duly elected and acting Secretary of Delta Life and Annuity Company (the "Corporation") , a corporation duly organized and existing under the laws of the State of Tennessee and that the following is a resolution duly adopted by the board of directors of the Corporation at a duly convened meeting held May 7, 1992, and that said resolution remains in full force and effect and unmodified:

                 RESOLVED, That Article III, Section 13 of the bylaws of the Corporation be deleted in its entirety and the following substituted therefore:

         Section 13.  Committees of Directors.

         A. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees. Each committee, except the Investment Committee, shall consist of one or more of the directors of the Corporation. The board may designate one or more alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers.which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, amending or repealing any resolution of the board which by its terms shall not be so amendable or repealable, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         B. Executive Committee. The Executive Committee, if there shall be one, shall consult with and advise the officers of the Corporation in the management of its business and shall have and may exercise to the extent provided in the resolution of the board of directors creating such Executive Committee such powers of the board of directors as can be lawfully delegated by the board.

         C. Investment Committee. The Investment Committee, if there be one, shall be appointed by the board of directors by resolution and shall be charged with the duty of authorizing and supervising all of the Corporation's loans and investments. Membership on the board of directors of the Corporation shall not be a requirement for eligibility to serve on the Investment Committee.

         D. Meetings of Committees. Regular meetings of the Executive Committee and other committees may be held without notice at such time and at such place as shall from time to time be determined by the Executive Committee or such other committees and special meetings of the Executive Committee or such other committees as may be called by any member thereof upon two (2) days notice to each of the other members of such committee or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in writing, by mail, addressed to such director at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or electronic facsimile, in which event it shall be deemed to have been given when deposited with a telegraph or electronic facsimile office for transmission.

         E. Quorum of Committees At all meetings of the Executive Committee or such other committees, a majority of the committee members then in office shall constitute a quorum for the transaction of business. Except for the Executive Committee and the Investment Committee, if there be such, the acts of a majority of the members of any committee present at any meeting at which there is a quorum, shall be the act of such committee. The acts of at least three (3) members of the Executive Committee, if there shall be one, present at any meeting at which there is a quorum, shall be the act of such Committee. The acts of at least three (3) members, (two of which shall be outside directors), of the Investment Committee, if there shall be one, present at any meeting at which there is a quorum, shall be the act of such Committee.

         F. Minutes of Committees. The Executive Committee, if there shall be one, and such other committees shall keep regular minutes of their proceedings and report the same to the board of directors when required.

         G. Compensation. Members of the Executive Committee and such other committees may be paid compensation in accordance with the provisions of
Section 5 of Article III of the Bylaws (pertaining to compensation of directors).




         IN WITNESS WHEREOF, I have set my hand this 9th day of October, 1992.


                                        /s/ Bettye S. Adams
                                        -------------------------------------
                                        Bettye S. Adams, Secretary




         ( S E A L )

                            SECRETARY'S CERTIFICATE



         I, Bettye S. Adams, do hereby certify that I am the duly elected and acting Secretary of Delta Life and Annuity Company (the "Corporation") , a corporation duly organized and existing under the laws of the State of Tennessee and that the following are resolutions duly adopted by the board of directors of the Corporation at a duly convened meeting held February 12, 1993 and that said resolutions remain in full force and effect and unmodified:

         RESOLVED, that Article IV, Section 1 of the bylaws of the Corporation be deleted in its entirety and the following substituted therefore:

         Section 1.   Appointment

         The Board of Directors shall annually, at its first meeting after the annual meeting of shareholders or at any duly convened meeting of the Board of Directors or by action without a meeting evidenced by written consent as provided in these bylaws, appoint or elect a Chairman of the Board, a President, one (1) or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may, from time to time, elect or appoint such additional officers as it may determine are necessary. Such additional officers shall have such authority and perform such duties as the Board of Directors prescribes. Any two (2) of the aforementioned offices, may be filled by the same person, except that no one (1) person may be Secretary and also President, but no person shall purport to execute or attest any document or instrument on behalf of the Corporation in more than one (1) capacity.

         RESOLVED, that Article III, Section 13, Subsection "Compensation Committee", Number 7, be deleted in its entirety.

         IN WITNESS WHEREOF, I have set my hand this 2nd day,  of June, 1993.



(S E A L)
                                               /s/ Bettye S. Adams
                                               ------------------------------
                                               Bettye S. Adams, Secretary

Delta Life and Annuity Company                                February 18, 1994
Page 3





         The Chairman stated that the next order of business would be to consider an amendment to the Corporation, s bylaws. After a brief discussion, upon motion duly made and seconded, the following resolution was unanimously adopted:

         RESOLVED, That Article IX of the bylaws of the Corporation be, and it hereby is, deleted in its entirety and the following substituted therefor:

                                   ARTICLE IX
                                INDEMNIFICATION

                 The Corporation shall indemnify to the full extent authorized or permitted by the TennesseeBusiness Corporation Act of the State of Tennessee any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the f act that he or she is or was a director or officer of the Corporation or, as such officer or director, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.